UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2024

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Demand Promissory Note and Warrant Agreement

General

On April 10, 2024, the RespireRx Pharmaceuticals Inc. (“RespireRx” or the “Company”) entered into a Demand Promissory Note and Warrant Agreement (“Purchase Agreement”) and issued a demand promissory note (“Demand Promissory Note”) and a warrant (“Warrant”) associated with the Purchase Agreement. Pursuant to the Purchase Agreement, both RespireRx and the investor (“Investor”) made representations to one another including, but not limited to representations by RespireRx as to its the good standing, subject to any Delaware Franchise Tax that may remain due and payable as of the date of the Purchase Agreement, the authority and enforceability of the Purchase Agreement, non-contravention, litigation, title, intellectual property, and debt for borrowed money and representations by the Investor including, but not limited to the nature of the arrangement being a binding obligation, that the Investor had been advised that the securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state laws, that the Investor understands that there are restrictions on transfer, that the Investor has sufficient knowledge of financial and business matters and that the Investor is an accredited investor as defined in Rule 501 of Regulation D under the Securities Act. The forms of the Demand Promissory Note and the Warrant are Exhibits A and Exhibits B to the Purchase Agreement.

The Demand Promissory Note accrues interest at the rate of 10% per annum based on a 365/366 day year, as applicable. Principal and interest are payable on demand of the lender (“Lender”). Accrued unpaid interest is added to principal at the end of the year that principal is unpaid. Payments are applied first to interest and then principal. To secure its obligations under the Note and to induce the Lender to extend the loan (“Loan”) to RespireRx (“Borrower”), the Borrower granted, a security interest in and to, all of such Borrower’s right, title and interest in and to all of the property identified in the Note, provided, that to the extent that any of the Collateral is subject, prior to the date of the Borrower’s Note to a security interest in favor of a third party and the agreement with such third party expressly prohibits any grant of a security interest therein, the Borrower will not be deemed to have a security interest in such Collateral only for so long as such prohibition continues. The terms of the Purchase Agreement and the Warrant are governed by the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule. The terms of the Note are governed by the laws of the State of Delaware, excluding rules related to conflicts of laws.

The Warrant is exercisable in whole or in part at any time from the issuance date (April 10, 2024) to the expiration date which is five years from the initial exercise date. The exercise price is $0.0015 per share of RespireRx’s common stock, par value $0.001 (“Common Stock”). The Warrant may be exercised by cashless exercise in accordance with a formula described in the Warrant. The number of shares of Common Stock into which the Warrant may exercise and the exercise price may be adjusted for capital reorganizations or reclassifications such as stock splits, reverse stock splits, stock dividends and similar capital reorganizations or reclassifications. The Warrant and the shares of Common Stock into which the Warrant may be exercised are subject to transfer restrictions. Certain representations were made by the Warrant holder.

Dariusz Nasiek and Sara Nasiek, JTTEN

The Purchase Agreement is with the Dariusz Nasiek and Sara Nasiek, JTTEN and identified a $100,000.00 loan in the form of a Demand Promissory Note and a Warrant exercisable into 33,333,333 shares of RespireRx Common Stock. Dariusz Nasiek is a member of the Board of Directors of the Company.

The above is a summary of what the Company believes are key the provisions of the Purchase Agreement, the Demand Promissory Note and the Warrant. A copy of the entirety of each is filed as Exhibits 10.1-10.3 to this Current Report on Form 8-K. The above summary is qualified in its entirety by this Current Report on Form 8-K including the copy of the Purchase Agreement, the Demand Promissory Note and the Warrant between Dariusz Nasiek and Sara Nasiek, JTTEN and RespireRx Pharmaceuticals Inc. dated April 10, 2024 filed as Exhibits 10.1-10.3 to such report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

A list of exhibits that are filed as part of this report is set forth in the Exhibit Index, which follows, and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1*	RespireRx Demand Promissory Note and Warrant Purchase Agreement with Dariusz Nasiek and Sara Nasiek dated April 10, 2024
10.2*	RespireRx-Dariusz Nasiek and Sara Nasiek, JTTEN Demand Promissory Note dated April 10, 2024
10.3*	RespireRx-Dariusz Nasiek and Sara Nasiek, JTTEN Warrant dated April 10, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2024	RESPIRERX PHARMACEUTICALS INC.
(Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
SVP, CFO, Secretary and Treasurer